Exhibit 99.7

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LAKE SHORE BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [DATE], 2025

The undersigned hereby appoints the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Lake Shore Bancorp, Inc., a federal corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at_________, located at _______________________________, at [_:00 p.m.], Eastern time, on [DATE], 2025, as follows:

	FOR	AGAINST	ABSTAIN

1.  The approval of the Amended and Restated Plan of Conversion and Reorganization pursuant to which: (i) Lake Shore, MHC and Lake Shore Bancorp, Inc., a federal corporation (“Lake Shore Federal Bancorp”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (ii) Lake Shore Bancorp, Inc., a newly formed Maryland corporation (“Lake Shore Bancorp”), will become the fully public stock bank holding company for Lake Shore Savings Bank (renamed Lake Shore Bank); (iii) the outstanding shares of common stock of Lake Shore Federal Bancorp, other than those owned by Lake Shore, MHC, will be exchanged for shares of common stock of Lake Shore Bancorp; and (iv) Lake Shore Bancorp will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and/or syndicated community offering; and

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2.  The approval of the adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting of Stockholders to approve the Amended and Restated Plan of Conversion and Reorganization; and

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The following informational proposals:

3. The approval of a provision in Lake Shore Bancorp’s Articles of Incorporation requiring a super-majority vote of stockholders to approve certain amendments to the Articles of Incorporation; and	☐	☐	☐

4.  The approval of a provision in Lake Shore Bancorp’s Articles of Incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Lake Shore Bancorp’s Bylaws; and

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5.  The approval of a provision in Lake Shore Bancorp’s Articles of Incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Lake Shore Bancorp’s outstanding voting stock; and

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Such other business that may properly come before the Special Meeting of Stockholders.

The Board of Directors unanimously recommends a vote “FOR” all of the above proposals.

THE PROVISIONS OF LAKE SHORE BANCORP’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 THROUGH 5 WERE UNANIMOUSLY APPROVED BY THE BOARDS OF DIRECTORS OF LAKE SHORE, MHC AND LAKE SHORE FEDERAL BANCORP AS PART OF THE PROCESS BY WHICH THE BOARDS OF DIRECTORS APPROVED THE AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION. WHILE YOUR VOTE IS SOLICITED WITH RESPECT TO EACH INFORMATIONAL PROPOSAL, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS SOLICITED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE AMENDED AND RESTATED PLAN OF CONVERSION AND REORGANIZATION, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED BY THE THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS.

Should the above-signed be present and elect to vote at the Special Meeting of Stockholders or at any adjournment thereof and after notification to the Corporate Secretary of Lake Shore Federal Bancorp at the Special Meeting of Stockholders of the stockholder’s decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of Lake Shore Federal Bancorp at the address set forth on the Notice of Special Meeting of Stockholders or by the filing of a later-dated and executed proxy before a vote being taken on a particular proposal at the Special Meeting of Stockholders.

The undersigned acknowledges receipt from Lake Shore Federal Bancorp before the execution of this proxy, of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting of Stockholders.

Dated:

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope today.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus for the Special Meeting of

Stockholders, and Proxy Card are available at www.__________.